Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Sunset Brands, Inc. (fka Low Carb Creations, Inc.)

Vancouver, Washington

We hereby consent to the incorporation by reference in Registration Statement No. 333-122808 on Form S-8 of our report dated April 26, 2004, relating to the consolidated financial statements of Sunset Brands, Inc. (fka Low Carb Creations, Inc.) appearing in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2005.

BDO Seidman, LLP

Los Angeles, CA

April 28, 2005